Exhibit 99.1
MILESTONE SCIENTIFIC NAMES JOSEPH D’AGOSTINO
AS ACTING CHIEF FINANCIAL OFFICER
LIVINGSTON, N.J. — (PR NEWSWIRE) — January 30, 2008 - Milestone Scientific Inc. (OTCBB:MLSS), the recognized leader in advanced injection technologies, today announced that Joseph D’Agostino, CPA, has been appointed as the Company’s new Acting Chief Financial Officer, replacing former Acting CFO, Arthur Goldberg. D’Agostino will serve in this role for a period of approximately six months, and then subject to mutual consent and Board approval at that time, he will assume the title of Chief Financial Officer thereafter.
D’Agostino brings Milestone a wealth of finance and accounting experience earned over 25 years serving both publicly and privately held companies. A results-oriented and decisive leader, he has specific proven expertise in treasury and cash management, strategic planning, information technology, internal controls, Sarbanes-Oxley compliance, operations and financial and tax accounting. Immediately prior to joining Milestone, D’Agostino served as Senior Vice President and Treasurer of Summit Global Logistics, a publicly traded, full service international freight forwarder and customs broker with operations in the United States and China.
Previous executive posts also included Executive Vice President and CFO of Haynes Security, Inc., a leading electronic and manned security solutions company serving government agencies and commercial enterprises; Executive Vice President of Finance and Administration for Casio, Inc., the U.S. subsidiary of Casio Computer Co., Ltd., a leading manufacturer of consumer electronics with subsidiaries throughout the world; and Manager of Accounting and Auditing for Main Hurdman’s (KPMG) national office in New York City. D’Agostino is a Certified Public Accountant and holds memberships in the American Institute of CPA’s, New Jersey Society of CPA’s, Financial Executive Institute, Consumer Electronics Industry Association and Homeland Security Industry Association. He is a graduate of William Paterson University where he earned a Bachelor of Arts degree in Science.
“Joseph is a highly qualified executive with an impressive skill set and a proven track record for building financially sound organizations with strong internal control environments. Joseph is enthusiastic and has a passion for success. He will be an excellent complementary addition to our team,” stated Joe Martin, Milestone’s Chief Executive Officer.
About Milestone Scientific Inc.
Headquartered in Livingston, New Jersey, Milestone Scientific is engaged in pioneering proprietary, highly innovative technological solutions for the medical and dental markets. Central to the Company’s IP platform and product development strategy is its patented CompuFlo™ technology for the improved and painless delivery of local anesthetic. Specifically, CompuFlo is a computer-controlled, pressure sensitive infusion, perfusion, suffusion and aspiration technology, which provides real-time readouts of pressures, fluid densities and flow rates, enabling the advanced delivery and removal of a wide array of fluids. The Single Tooth Anesthesia (STA™) computer-controlled local anesthesia delivery system which uses this technology provides dentists with audible and visual signals as to in-tissue pressure. Milestone’s existing painless injection systems are currently sold in 25 countries. For more information on these and other innovative Milestone products, please visit the Company’s web site found at www.milesci.com.

Safe Harbor Statement
This press release contains forward-looking statements regarding the timing and financial impact of the Milestone’s ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone’s control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone’s periodic filings with the Securities and Exchange Commission, including without limitation, Milestone’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The forward looking-statements in this press release are based upon management’s reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist
407-585-1080 or via email at mlss@efcg.net

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